Filed Pursuant to Rule 433
File No. 333- 135813

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GE Interest Plus® for Businesses

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rate	
Rate(%)	Yield(%)[1]
3.10	3.14

Rate may be reset weekly.

INVEST NOW

888-674-4138

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Available to:

- Corporations
- LLCs
- Partnerships
- Sole Proprietorships

An Easy Way for Your Business to Earn More

An Investment that Works Hard for Your Company

Your business's opportunity to earn more on your available cash and have access to your investment when you need it.

LEARN MORE





Earn More

Making the most of your business's available cash is critical to being successful in today's business's world. With GE Interest Plus for Businesses Corporate Notes, you can put up to $5 Million of your available cash to work earning more. The notes are a direct investment in AAA rated General Electric Capital Corporation ("GE Capital"). Learn More.



Unlimited Access – Easy to Manage

Unlike certificates of deposit or bank money market accounts, you can redeem your investment when you need to without penalty.

Managing your money is easy through our website or over the phone. Service Representatives are available to assist you on business days from 8:30 a.m. to 7:00 p.m. Eastern Time.

Plus, there are no loads, sales fees or management fees – all of your money goes to work for you.

→ Apply now

Quick Links

- View Prospectus
- Apply Now
- Request a Kit by Mail
- SEC Filings

Did you know?

Click here to find out about GE Interest Plus for individual investors.
Click here to compare features of our business version and our individual investor version.

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GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

Personal | Businesses

LOG IN

Home | FAQ | Contact Us

GE Interest Plus for Businesses

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rate

Rate(%)	Yield(%)[1]
3.10	3.14

Rate may be reset weekly.

INVEST NOW

Corporate Notes for Your Business

What are corporate notes?

Some large corporations offer direct investment in their company's senior, unsecured debt through corporate note programs.



About AAA Ratings

Standard and Poor's awards a AAA rating to companies they define as "the best quality companies, reliable and stable." Moody's assigns their Aaa rating to companies they judge "to be of the highest quality, with minimal credit risk."

By issuing corporate notes, companies like General Electric Capital Corporation (GE Capital) can borrow capital directly from investors at a fairly low cost, while providing investor benefits such as:

- Higher rates of interest than other cash alternatives like FDIC-insured savings accounts, short-term CDs, and money market mutual funds
- Investments that are fully redeemable at any time
- Convenient banking-type features like free electronic transfers between linked checking accounts, ability to wire funds and 24-7 access via internet and automated telephone service

Corporate notes are a direct, unsecured investment in the debt of a corporation, and so are not FDIC insured. Unlike short-term bond funds or money market mutual funds, they are not diversified pools of investments. Because they are a form of unsecured credit, your business would be treated as an unsecured creditor in the event of a default. That's why it is critical for you to evaluate the financial strength of the company you choose to invest in.

The Strength of GE Interest Plus Corporate Notes

GE Interest Plus for Businesses is a direct investment in GE Capital. GE Capital is rated AAA by Standard and Poor's Corporation (S&P) and Aaa by Moody's Investors Service (Moody's). S&P and Moody's are nationally recognized statistical rating organizations, each approved by the United States Securities and Exchange Commission to measure the safety of securities. By reviewing the credit rating, you can determine if you are investing in a company that is financially sound.

→ Learn more about GE Capital.

→ Discover the benefits of GE Interest Plus for Businesses

→ Apply now

888-674-4138

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Quick Links

→ View Prospectus

→ Apply Now

→ Request a Kit by Mail

→ SEC Filings

Home | What are Corporate Notes

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

Personal            Businesses@GE Interest Plus for BuSineSSeS Home I FAQ I Contact UsCORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOWCur,en t Roteaaa Ra te d for Peace of MindGE Capital Corporation is rated “triple-A” for credit f Mtf SSiworthiness and is one of the world’s largest corporate >’ JS &About GE Capital Corporation FAbout AAA Rutina* (888-674-4138General Electric Capital Corporation is a global, diversified financialservices company. With assets of approximately $600 billion, GE Capital Representatives are availableStandard and Poor’s awards serves consumers and businesses in 47 countries around the world. B°0a?n ‘to’Too p m ETa AAA rating to companies GE Capital Corporation has received the highest credit quality ratingsthey define as “the best available in the industry including:quality companies, reliableand stable.” Moody’s assigns Quick Linkstheir Aaa rating to companies * AAA from “ * Pow * Corporationthey judge “to be of the “ Aaa < rom Moody s lnvestor Servlce •* View Prospectushighest quality, with minimal
credit risk.” * A PP’V N ° w -» Request a Kit by MailHome | Why Invest In GE CapitalSite Map GE.com GEMoney.com Privacy PolicyGE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information.The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.aov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -888-674-4138.’Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.Copyright 2008, General Electric Capital Corporationwww.geinterestplus.com/businesses//gecapital.html

Personal Businesses GE Interest Plus for Business Home I FAQ I Contact UsCORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOWcurrent Rate The Benefits of GE Interest Plus for Businesses rate(%) yield(%) 1 Earning Power and Flexibility GE Interest Plus Corporate Notes are surprisingly simple to Rate may be reset weekly. manage. While the Notes are not an FDIC-insured deposit account, they are as easy to use as an online bank account. INVEST NOW Easy to Add to or Redeem from Your Investment { 888-674-4138Redeem by:Representatives are available• Quick Redeem — Request a free electronic transfer to your linked Monday to Friday business checking account via our Online Access website, Automated B:30am._to7:00 p.m. ET Telephone Service or by calling a Service Representative. Funds aremoved within 2-3 business days ($25 minimum).Wire* — You may call or write us to have funds wired to your linked Quick Links business checking account ($2,500 minimum).Written Request — Redeem all or some of your investment by mailing -> View Prospectus us a letter of instruction. We will mail you a check to your business’saddress of record. -> Apply Now• A fee of $15 dollars is charged for each wire redemption. -> Request a kit by mail-> SEC Filings Invest by:Quick Invest — Request a free electronic transfer from your linked business checking account via our Online Access website. Automated Telephone Service or by calling a Service Representative. Funds are moved within 2-3 business days.Wire — Wire funds from your linked business checking account.Check - Mail us a check made out to your business and we will apply it to your investment.The maximum total investment for any one business investor is currently $5 million. If the amount of your investment exceeds this maximum, we may notify you in writing that you must redeem the amount of your investment in excess of the $5 million within a 30 day period. Please see the pricing supplement for more information. The pricing supplement appears as the last page of the prospectus download.Easy to Manage Online and by PhoneOnline, you can:Transfer funds to and from your linked business checking accountView balances and statementsView activityOver the phone, you can enjoy the same services as online with other than viewing monthly statements. You will have access to our automated telephone service 24-hours a day, 7-days a week.Earn More on Every Penny You Invest• No sales charges Home I BenefitsGE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit. GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -888-674-4138. 1 Yield reflects the annual rate of return on your investment, it assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.Copyright 2008, General Electric Capital Corporation

Personal Businesses(HI GE Interest Plus ^g^ for Businesses Home I FAQ I Contact UsCORPORATE HOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOWCurrent Rate Interest RatesRate(%) Yield(%) H ig her YieIds than Competing 3.10 3.14 Short-Term Alternatives Rate may be reset weekly. GE Interest Plus Businesses Notes are a convenient way to |invest directly with General Electric Capital Corporation. The Notes pay a floating rate of interest, which may be reset weekly. ™MLm.Check Back for Latest Rates( 888-674-4138Because our interest rates may change, please visit us again for thelatest information on our rates. Remember, by investing in GE Interest Plus Representatives are availafor Business, you can make your company’s available cash work harder. 8:30 am to 7:OOpm ET-* To view our business rate history, click here. Quick Links-* View Prospectus-> Apply Now-> Request a Kit by Mail-> SEC FilingsHome I Interest RatesSite Map GE.com GEMonev.com Privacy PolicyGE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information.The issuer has filed a registration statement (including a prospectus) [Registration Statement Mo. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.qov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.[1] Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.Copyright 2008. General Electric Capital Corporationwww.geinterestplus.com/businesses/interest_rates.html jb, GE Interest Plus for Businesses Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOWcurrent Rate Invest in GE Interest Plus for BusinessesMere’s how your business can start investing in GE Interest j^^B^P I^BSS^^^^Hrinterest on your available cash.f To invest in GE interest Plus for Businesses, you must receive a copy of the Prospectus. The Prospectusf 888-6744-4133 contains more complete information on fees, charges, and other expenses and should be read carefully beforemaking an investment. The Prospectus is available online or via mail Representatives are available Monday to friday 8:30 to 7:30p.m.ET To invest, *Ply:Review our Prospectus and Privacy Policy.Fill out appropriate forms for your business and choose a funding method (Minimum of $500, maximum of $5 million). Click on the appropriate link below to download all of the required forms for your entity type.-* Apply Now=• Forms for Corporations-> Request a kit ^ Forms for LLCs•* SEC Filings * Forms for Partnerships> Forms for Sole ProprietorshipsIn your application, you’ll choose how you will fund your investment. You can:Transfer funds electronically from the business checking account you designate on the application (we initiate the transaction once your investment is established).Mail in a check from the business checking account you designate on the application.By wire’. Just check the box on you application. Once you investment is established, you will receive a welcome letter that provides you with wiring instructions.*You must wire funds within 60 days of the investment establishment date. 3. Mail forms in with required documentation:You will need to show evidence of your business’s existence by providing us with the documentation indicated in the table below. You will also need to provide us with a voided check or copy of your bank statement to verify the registration of the linked bank account.Application/Authorization formW-9 formSupporting documentation (See table below)Check (if you have elected this funding method)^fl 1 Carpaxr ti&ta\nr, LLC.Application 1 flannwshsfl Application ]Sole *Frcp’ifllari^p• f.CffppftttJWhflnKTticfi MlChJUwnHtontom J.Pgrtrmhp^ltofOTtoii B ^iROTWVJWlhjnwl lteW,FGfm|.lm<rf*LMr. *.‘iKWOfr AyiNTOJ Ptrsn humdfmofE Ihon• •• iKwAU-Jvuwdfrrswil tnttntamUirrtmton cnqtWWnQ tWO•WjIjHlSuSSB I lr«WQW Wli Q’gflriHurnwih P0nnersl-ip ILiiruM wrh ff&rtx & -stele lir»g• toOOttt <s\ 1WI* MftQ mdttt tf ilt« *kig KrWtnfipHxP&Vttraip f &w* HKMrttrtl («*Click here to enlarge image.Regular Mail Overnight MailGE Interest Plus for Businesses GE Interest Plus for BusinessesP.O. Box 6294 4000 Pendleton WayIndianapolis, Indiana Indianapolis, Indiana46206-6204 46226-5224For any questions please check our Frequently Asked Questions page or call a Customer Service Representative at 1-888-674-4138, Monday to Friday from 8:30 a.m. to 7:00 p.m. ET.•* Learn more about GE Interest Plus for Business corporate notes.Home | Invest NowSite Map GE.com GEMoney.com Privacy PolicyGE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.qov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -888-674-4138.[1] Yield reflects the annual rate of return on your investment It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.Copyright 2008, General Electric Capital Corporationwww.geinterestplus.com/businesses/invest.html

HI GE Interest Plus ^^^gff for Businesses Homs I faq IContact UsCORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOWRate(%) Yieid(%)[1] Learn More ,VtGE Interest Plus tor Businesses corporate notes are a .’ ^ b^^Hconvenient, easy-to-use investment.If you have any ^JlHKr-v* m^^MRate may be reset weekly. questions about investing in the GE Interest Plus (or ^1<r” iW- TPi^^^^^^^^^^l *• f ^^^^^^^^^^” s 19.___IGENERAL INFORMATION(888-674-4138 What is GE Interest plus for Businesses?*• How does GE Interest Plus for Businesses set its rates? Representatives are available: > How is the yield Calculated?8:30 am.. to 7.00 p.m. ET Plus for Businesses pay a different rate than GE Interest Plus for Individuals?s- Can I use checks to access my GE Interest Plus for Businesses investment?*• What are the differences between GE Interest Plus for Businesses and GE Interest Plus for Individuals? Quick Links ** What is the minimum initial investment?What if my investment amount falls below the required minimum?What is the maximum total investment? view prospectus What if my investment exceeds $5,000,000?-> Apply Now * How is interest paid and accrued?s- What if I have questions about my investment? -> Request a Kit by Mail -* SEC Filings ESTABLISHING A GE INTEREST PLUS FDR BUSINESSES INVESTMENTi- What type of business entities can establish a GE Interest Plus for Businesses investment?* How do I establish a GE Interest Plus for Businesses investment?*• What type of documentation is required to establish a GE Interest Plus for Business investment? ;> How do I fund my investment?s- Do I have to link mv business checking account to mv GE Interest Plus for Businesses investment? s- Can I establish an investment with an address outside of the United States?INVESTING AND REDEEMINGs- What types of checks will you accept for investment?*• Is an investment in GE Interest Plus for Businesses Notes liquid?i- How do I add to or redeem from my investment?* Can I redeem my investment at anytime?*• Are there any penalties for redeeming funds?s- What type of bank account can I link to my GE Interest Plus for Businesses investment?HOW TO CONTACTUSj- What is the address for mailing investments or letters? j- What is the overnight mail address? j- Where do I wire money?MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONEj- How can I manage my investment via the Internet?j- How secure is my information online?j- How do I download a browser with 128-bit encryption?j- How do I login to Online Access?j- How do I enroll in electronic delivery of statements?j- How to I login to the Automated Telephone System?j- What Browsers does the GE Interest Plus for Businesses website support?j- What if I am having trouble loqqinq-into Online Access?GENERAL INFORMATIONWhat is GE Interest Plus for Businesses?GE Interest Plus for Businesses is an investment designed to provide investors with 5 convenient way to invest directly in General Electric Capital Corporation (“GE Capital”). GE Interest Plus for Businesses is issued by General Electric Capital Corporation, which is rated AAA by Standard & Poor’s Corporation and Aaa by Moody’s Investor Service, it is an unsecured and unsubordinated debt obligation of GE Capital and is not a bank account or a money market fund, it is not a bank deposit and is not FDIC insured. It is offered in the U.S. by prospectus only. Complete information concerning GE Interest Plus for Businesses is contained in the Prospectus.Back to topHow does GE Interest Plus for Businesses set its rates?Pates are reviewed weekly by the GE Interest Plus Committee and may be reset as often.Back to topHow is the yield calculated?Yield reflects the annual rate of return on your investment, it assumes that interest is acc rued daily and posted monthly, and that there are no additional investments or redemptions.Back to topWhy does GE Interest Plus tor Businesses pay a different rate than the consumer version ?GE Interest Plus for Businesses offers a lower rate for commercial investments. Business accounts tend to be more volatile than those of consumers. Nevertheless, the rate offered to businesses can typically be higher when compared to bank money market accounts, CDs and other cash alternatives offered to businesses. The liquidity offered coupled with a rate that is likely to be higher than similar short-term alternatives can make GE Interest Plus for Businesses an attractive option for your business.Back to topwww.geinterestplus.com/businesses/faq.html

Can I use checks to access my GE Interest Plus for Businesses investment?No. Checkbooks are not provided with your GE Interest Plus for Businesses investment. You may take advantage of our free electronic transfers service to move money to and from your linked business checking account. You may also invest and redeem by wire.What are the differences between GE Interest Plus for Businesses and GE Interest Plus for Individuals?There are a few major differences between GE Interest Plus for Individuals and GE Interest Plus for Businesses. Click here to view a comparison table.Back to topWhat is the minimum initial investment?The minimum initial investment is $ 500.Back to topWhat if my investment amount falls below the required minimum?The required minimum investment is $500. If your investment falls below the required minimum you will be notified in writing and will be provided with at least 30 days in which to increase your balance to the requirement. If you do not do so, your investment will be redeemed and a check will be mailed to your address of record.Back to topWhat is the maximum total investment?The GE Interest Plus Committee has established a maximum total investment for any one business investor of $5 Million.Back to topWhat if my investment exceeds $5.000.000?If the amount of your investment exceeds this maximum, we may notify you in writing that we intend to redeem the amount of your investment in excess of $5,000,000. You will then have 30 days to redeem the excess portion of your investment. If you do not do so within a 30-day period, we will redeem the amount we have specified and mail a check to the registered holder of the Notes, less any tax withholding, if applicable. Interest on the redeemed amount shall cease to accrue on and after the effective date of the redemption.How is interest accrued and |>aid?Interest on the Notes will accrue daily. Accrued interest will be credited and automatically reinvested in additional Notes monthly and will begin to accrue interest on the first day following the date of such reinvestment.Back to topWhat if I have questions about my investment?For up-to-date information about your investment or current GE Interest Plus for Businesses rate, you may login to Online Access or call our automated touch tone service at 1-888-674-4138, 24 hours a day, 7 days a week. Customer Service Representatives are also available at this number, Monday through Friday, from 8:30 a.m. to 7:00 p.m. Eastern Time.Back to topESTABLISHING A GE INTEREST PLUS FOR BUSINESSES INVESTMENTWhat type of business entities can establish a GE Interest Plus for Businesses investment?Corporations, LLCs, Partnerships and Sole Proprietorships are able to establish GE Interest Plus for Businesses investments.Back to topHow do I establish a GE Interest Plus for Businesses investment?Follow the instructions provided on the “Invest Now” page of our website.Back to topWhat type of documentation is required to establish a GE Interest Plus for Business investment account?II J Conn*dtp fcilhcMjatai i. LLC ftjltorralior. F^mm i.f»onr*“tfi* AnfrorLW-on AoptEOtanH } FormW-f fl 5«pv*«yAi/TtxyiMd J.FginiW-9 1.SttVtitrv AultWHrf^1 * 544Bnftfy AjltW«d p*t»m Fqim |il m*4« |hnn t SeCOTdty-AuUwUttf PCTMnfDfmUfmxcIhor.• Pirsati formfitman tar* wwAuihrmd Prrtcnl hehrtfoml’FiOTthki «*•Juthuipd fmail• 1 (cpyd>ArtelM =1 I CDfyoiflrtdcstrf ]_tt^i tJ Cflrtfcnl* of ] Ccfyc-[1] buimwh:Ljcenoe I ktttdpcmcn W*lt* &flOf»MW1 Wfli Pcrmfrthp ILimrrf wtfi WdenCC OJ Mil ffnQ• Mhrool stoic ftp? «*idM*Ci<9liHe(k? PwiMrtfelvftmtirife j Bft*fl«*mpfTHOW• 1 Itfk antHttfA ttfp 1. BdftN VrtemtnL crry Hftffnft\.^rma ,, rtHhd ehn4 ^^.1AI1VClick here to enlarge imane.Back to topwww.geinterestplus.com/businesses/faq.html(continued)

How do I fund my investment?You have three ways you can choose to fund your investment:By Check: Please make checks payable to GE Interest Plus for Businesses. The minimum investment is $500, payable in U.S. Dollars and the maximum is $5 million. The registration of your check must match the registration of your GE Interest Plus for Businesses investment.By Wire*: When we have opened your business investment we will send you wiring structions to fund your initial investment.By Electronic Transfer/Quick Invest: Indicate on the application that you’ll be electronically transferring funds from your linked checking account. We will initiate the transfer within 2 to 3 days of your investment establishment date.*Please note that if you choose the wire option above, you must fund your investment within 60 days of the establishment date or your investment will be closed.Back to topDo I have to link my business checking account to my GE Interest Plus for Businesses investment?Yes, in order to verify your business and to facilitate Quick Invest and Quick Redemption options, we require a linked business checking account.Back to topCan I establish an investment with an address outside of the United States?No, your business must be based in the U.S with a U.S. mailing street address.Back to topINVESTING AND REDEEMINGWhat types of checks will you accept for investment?Your investment check must be drawn on a U.S. bank or a U.S. branch of a foreign bank. Funds must be in U.S. dollars. Money orders, traveler’s checks, starter checks, cashier’s checks, credit card checks and third party checks are not acceptable. Your check must be made payable to “GE Interest Plus for Businesses.” Cash is not accepted.Back to topIs an investment in GE Interest Plus for Businesses Notes liquid?Yes. GE Interest Plus for Businesses is liquid, meaning you can withdraw your money at any time. There are several options for redeeming funds. You may transfer funds to your linked checking account (our Quick Redemption Service), wire funds, or have us send you a check to your registered business address.Back to topHow do I add to or redeem from my investment?The easiest way to invest more or redeem is by signing up for our Quick Transactions Service. The service lets you electronically transfer money to and from your linked business checking account. Other ways to invest include mailing in a check or wiring in funds. See question below for redemption options.Back to topCan I redeem my investment at anytime ?Yes, you can do so at no charge by simply transferring money to your linked business checking account through our Quick Redemption Service ($25 minimum) or choosing the wire transfer option ($2,500 minimum and a $15 wire fee).Back to topAre there any penalties for redeeming funds?No. You have unlimited access to your investment if the funds are available for redemption ($15 fee for wire redemptions).Back to topWhat type of bank account can I link to my GE Interest Plus for Businesses investment?It must be a U.S. based bank checking or operating account with a valid routing number. The business checking account must be registered to the same name as your business. To link your bank checking account we require a copy of a voided check to validate the account and its registration. In lieu of a voided check, you may provide a recent copy of your bank statement. Please note that the registration of the bank checking account must be printed on the check or operating statement.Back to topCan I link more than one hank checking account to my GE Interest Plus for Businesses investment?No. We allow the linking of only one bank checking account for both investments and redemptions.Back to topwww.geinterestplus.com/businesses/faq.htmllcontinued)

When are invested funds available for redemption?While funds invested will begin to accrue interest on the day they are posted to your account, they are available for redemption based on how the funds were invested:Funds invested via a check are available for redemption 12 business days after the date of credit.Funds invested via Quick Invest (Automated Clearing House transfer) are available 3 business days after the date of credit.Funds invested via wire are available for redemption on the next business day.Back to topINVESTMENT QUALITYHow safe is my investment?There is risk with any investment you make. However, with GE Interest Plus for Businesses, you benefit from the credit worthiness of General Electric Capital Corporation, the sole obligor of the GE Interest Plus for Businesses Corporate Notes. General Electric Capital Corporation is rated AAA by Standard & Poor’s Corporation and Aaa by Moody’s Investors Service, the highest credit quality ratings available.Back to topWhat does a triple-A rating mean?By reviewing the rating of a security, you can get an understanding of whether the company you are investing in is financially sound. Standard & Poor’s Corporation and Moody’s Investors Service rate GE Capital Corporation’s senior unsubordinated debt as AAA and Aaa, respectively. These companies are nationally recognized statistical rating organizations, each approved by the United States Securities and Exchange Commission to measure the safety of securities. AAA and Aaa each reflect the highest credit—quality ratings available. Standard and Poor’s awards a AAA rating to companies they define as “the best quality companies, reliable and stable.” Moody’s assigns their Aaa rating to companies they judge to be of “the highest quality with minimal credit risk.“Back to topIs GE Interest Plus for Businesses FDIC Insured?GE Interest Plus for Businesses is not an FDIC insured deposit. It is an investment in the senior unsecured debt of General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service, the highest credit quality ratings available.Back to topFEESDo I pay any sales or management fees?No. There are no management fees, sales loads or maintenance fees. So, there’s nothing to reduce your rate of return.Back to topAre there maintenance fees?There are no regular maintenance fees. Fees are assessed only for checks returned for insufficient funds, wire redemptions, stop payment requests and other unusual services.Back to topREPORTING & INVESTOR COMMUNICATIONSWhen will I know that my investment has been established?You will be notified that your investment has been established through a confirmation statement mailed the next day. About a week later you will receive a welcome letter confirming your information and providing you with additional information on how to manage your investment over the phone or online. Please note that there may be instances where we require additional information to validate your business or the identity of the persons authorized to transact on behalf of the investment before we establish your investment. If that is the case, there may be a delay in establishing your investment.Back to topHow often will I receive statements?You will be mailed a statement monthly unless you elect electronic delivery. You can receive your statement electronically through our Online Access website. If you do, 12 months of statements are maintained online. We will send an email each month to alert your business when your e-Statement is available, if you made this election.Back to topwww.geinterestplus.com/businesses/faq.html(continued)

When will I receive my 1099 hit. Statement? We will mail you your 1099 Int. statement in January of each year following the reporting year. Back to top HOW TO CONTACT US What is the address for mailing investments or letters? GE Interest Plus for Businesses P.O. Box 6294 Indianapolis, Indiana 46206-6294 Back to top What is the overnight mail address? GE Interest Plus for Businesses 4000 Pendleton Way Indianapolis, Indiana 46226-5224 Back to top Where do I wire money? You can only wire money to us if you have an established investment. If you do, the wire instructions are as follows: GE Interest Plus for Businesses The Huntington National Bank Indianapolis, Indiana ABA #274070442 Include your 10-digit GE Interest Plus for Businesses investment number Back to top MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE How can I manage my investment via the Internet? Once you receive your GE Interest Plus for Businesses investment number, you will be able to manage your investment online through our Online Access system. You will be able to establish your password once you receive notification of your GE Interest Plus for Businesses investment number. After you establish your password, you will be able to: View the principal amount of your investment and 12 months of transaction history View most recent rate information Obtain statements electronically Initiate a Quick Invest or Quick Redemption transaction (transfer money to and from your linked business checking account) Change your password Back to top How secure is my information online? To ensure security, we encrypt all information between your PC and GE Interest Plus for Businesses. Using secured browsers and 128-bit encryption technology, you can be assured security is our number one priority. In fact, 128-bit encryption is one of the highest levels of encryption currently available. 128-bit encryption is the process of scrambling information (typically for data transmission) so that only someone who has the correct encryption key can reassemble it in its original clear text format. When used between you and GE Interest Plus for Businesses, this encryption technology allows you to encode (or encrypt) your personal information as you send it to us. Only GE Interest Plus for Businesses can decrypt it. Likewise, when we send personal or account information to you, this technology allows us to encode it, and only you can decode it. In the box below, you will be able to see whether the browser you are currently using has 128-bit encryption. If it is noted that your browser does not have 128-bit encryption, please go to the section labeled Download a browser with 128-bit encryption. It is essential that you upgrade your browser before you enter Online Access. You are currently using a compatible version 6.0 of Microsoft Internet Explorer with 128-bit encryption, which will allow you to access GE Interest Plus for Business’s Online Access. There is no need to upgrade your browser. Back to top www.geinterestplus.com/businesses/faq.htmllcontinued)

How do I download a browser with 128-bit encryption? You can download a 128-bit browser by completing the steps below: If upgrading your Netscape browser, go to http://browser.netscape.comyns8ydQwnloadydefault.isrJ. If you need assistance while downloading, please visit the Netscape Help area. If upgrading your Internet Explorer (IE) browser, go to http://www.microsoft.comywindQws/dQwnloadsyieydetitnQw.mspx. If you need assistance while downloading, please visit the Microsoft Help area. If upgrading your Mozilla Firefox browser, go to http://www.mQzilla.com. If you need assistance while downloading, please visit the Mozilla Help area. If upgrading your Apple Safari browser, go to http://www.apple.com/safari. If you need assistance while downloading, please visit the Apple Safari Help area. Back to toe How do I login to Online Access? 1. Click on the “Login” Button in the upper right hand corner of our website, http://www.deinterestplus.com/businesses Once you arrive at our secure Online Access website, click on “FirstTime Users Click Here.” Enter your Business’s Tax Identification Number (TIN), GE Interest Plus for Businesses investment number and your desired 4 to 10 digit password twice. Then press “Submit.” Now you are set up to access your investment on-line. To login, enter your investment number and your new password and click on “Submit.” Please note: to maintain the security of your account, you will only be allowed to have three unsuccessful attempts to login. After the third attempt, your ability to access your account on-line will be suspended. You must then call a Customer Service Representative at 1-888-874-4138 to have your password reset. How do I enroll in electronic delivery of statements? To receive your statements electronically rather than through the mail, click on “View Statements On-line” and follow the instructions provided on our Online Access site. Twelve months of statements will be maintained and available for viewing. Back to top How to I login to the Automated Telephone System? Call us at 1 -888-674-4138 and press 1 to access your investment information. The system will ask you to enter in your investment number. Because you are a first time user, you must establish a 6 to 10 digit Personal Identification Number (PIN). The system will ask you to enter in your business’s Tax Identification Number(TIN) followed by the date of formation of your business (the date you provided us on the application). You will then be asked to establish and then confirm your PIN. After you do so you can access your investment by entering only your GE Interest Plus for Businesses investment number and PIN. When you are logged into our Automated Telephone System, you will automatically hear your current balance and current interest rate information. Other menu items available to you include: Press 1: To repeat your balance and rate information. Press 2: To initiate a Quick Invest or Quick Redemption transaction. Press 3: To hear information on your last 5 investments or last 5 redemptions. Press 4: For information on another account. Press 0: To speak to a Service Representative. Back to top What browsers does the GE Interest Plus for Businesses website support? In order to take advantage of the most advanced interactive technology and security measures, we require that you use one of the latest versions of your browser to access our secure transaction site. We support Netscape Navigator (version 6.1 or higher), Microsoft Internet Explorer (version 5.0 or higher), Mozilla Firefox (version 2.0 or higher) and Apple Safari (version 3.1 or higher). If you need to update your browser, click on either of the following links: Netscape: http://browser.netscape.com/ns8/downloadydefault.isp Internet Explorer: http://www.microsoft.com/windowsiteydefault.htm Mozilla Firefox: htt p://www.mozilla.com Apple Safari: http://www.apple.com/safari Back to top www.geinterestplus.com/businesses/faq.html(continued)

What if I am having trouble logging-in to Online Access? For assistance in logging onto our Online Access system, please call 1-888-674-4138 between 8:30 AM and 7:00 PM ET, Monday through Friday (other than holidays), and speak with a Customer Service Representative. Back to top Home Frequently Asked Questions Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at wwv : or by Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-338-674-4133. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2003, General Electric Capital Corporationwww.geinterestplus.com/businesses/faq.html(continued)

Personal Businesses GE Interest Plus login for Businesses Home I FAQ I Contact Us CORPORATE HOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW Current Rate Request a Kit by Mail Rate(%) Yield(%) 3.10 [3] *Company Name: Representatives are available Rate may be reset weekly. *First Name: Monday to Friday 8:30am..to7:00pm ET *Last Name: * View Prospectus City: *State: Apply Now Request a Kit by Mail Phone: SEC Filings *E-mail: Receive future information about GE Interest Plus for Businesses via e-mail *Required field Submit Home Request a Mail Kit Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -888-674-4138. Copyright 2003, General Electric Capital Corporation www.geinterestplus.com/businesses/orapp.htm

Personal BusinessesGE Interest Plus for BuSineSSeS Home I FAQ I Contact UsCORPORATE MOTES GE CAPITAL BENEFITS IHTEREST RATES INVEST HOWCurrent rate Request a Kit by Mail You should receive your GE Interest Plus for Business package3 .10 3.14 (including a brochure, prospectus and application) within 10 business 888-674-4138days. \Representatives are available Rate may be reset weekly Remember, should you have any questions in the meantime contact us Monday to Fridayat 883-674-4138 Monday through Friday from 8:00 a.m. to 7:00 p.m. 8:30am.___to 7:00 p.m. ETEastern Time (ET).Quick Links View Prospectus Apply Now Request a Kit by Mail SEC FilingsHome I Request a Mail KitSite Map GE.com GEMoney.com Privacy PolicyGE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135313] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -888-674-4138.Copyright 2008, General Electric Capital Corporation

Personal BusinessesGE Interest Plus for BuSineSSeS Home I FAQ I Contact UsCORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOWCurrent Rate contact usRate(%) Yield(%) 13.10 3.14E-mail us (888-674-4138Rate may be reset weekly. *Firsl Name: | | representatives are ayoidable monday to friday8:00am to 7:00 pm ETlast Name:invest nowCompany Quick LinksName: View Prospectus*E-mail: Apply NowInquiry Type: | -Select an Option- Request a Kit by Mail SEC FilingsQuestions Comments:*AII fields are required. Send us a note:Home I Contact UsSite Map GE.com GEMoney.com Privacy PolicyGE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus: for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE capital is unable to pay its debt . please see the prospectus for important investment informationThe issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -383-674-4133.Copyright 2008, General Electric Capital Corporation

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GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

Copyright 2008, General Electric Capital Corporation

Personal Businesses GE Interest Plus for BuSineSSeS Home I FAQ I Contact UsCORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOWCurienrt rate Site MapRate(%) Yield(%)3.10 3.14 > Home ( 888-674-4138 What are Corporate NotesRepresentatives are available Rate may be reset weekly. why Invest in GE Capital Monday to Friday 8:30am.. to 7:00 p.m. ET Benefitsinvest now Interest Ratesinvest now Quich Links Invest Now View ProspectusFAQ Apply Nowcontact us request a Kit by Mail SEC Filings View Prospectus Request a Kit by Mail Site Map Privacy PolicyHome I Site MapSite Map GE.com GEMoney.com Privacy PolicyGE Interest Plus tor Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. It is possible to lose money ifge capital is unable to pay its debt . please see the prospectus for important investment informationThe issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by or calling toll free 1 -838-674-4138Copyright 2003, General Electric Capital Corporation